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                                                                  EXHIBIT 23.1





                              ACCOUNTANT'S CONSENT



The Board of Directors
Chad Therapeutics, Inc.:


We consent to incorporation by reference in the registration statement
(No. 33-93734) on Form S-8 of Chad Therapeutics, Inc. of our report dated
May 10, 1997, relating to the balance sheets of Chad Therapeutics, Inc. as of March 31, 1997, and 1996, and the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1997, which report appears in the March 31, 1997, annual report on Form 10-K of Chad Therapeutics, Inc.



                                        KPMG Peat Marwick LLP



Los Angeles, California
June 18, 1997